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                                                                   EXHIBIT 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-11582) of Findwhat.com of our report dated February 12, 2004, except for Note 9, as to which the date is April 1, 2004, relating to the financial statements of Comet Systems, Inc., which appears in the Current Report on Form 8-K/A of Findwhat.com dated March 22, 2004. We also consent to the references to us under the headings "Experts" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP



New York, New York
April 22, 2004